                                                                   Exhibit(d)(9)


                             NEOVISTA SOFTWARE, INC.

                         NOTICE OF GRANT OF STOCK OPTION

               Notice is hereby given of the following option grant (the "Option") made to purchase shares of the Common Stock of NEOVISTA SOFTWARE, INC. (the "Company") common stock (the "Common Stock"):

               Optionee:
                         --------------------------------------

               Grant Date:
                           ------------------------------------

               Vesting Commencement Date:
                                          ---------------------

               Option Price:                                    per share
                             ----------------------------------

               Number of Optioned Shares                        shares
                                         ----------------------

               Expiration Date:
                                -------------------------------

               Type of Option:     Incentive Stock Option
                               --------------------------------

               Date Exercisable:
                                 ------------------------------

               Vesting Schedule: The Option Shares shall be unvested and subject to repurchase by the Company at the Option Price paid per share. Provided Optionee remains in Service (as defined in the attached Stock Purchase Agreement) Optionee shall acquire a vested interest in, and the Company's Repurchase Right will accordingly lapse with respect to the Option Shares vesting in __________ equal successive monthly installments of _____% of the Option Shares, with vesting in month ____________ (_____) being _____%. In no event will any additional Option Shares vest after Optionee's cessation of Service.

               Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the NeoVista Software, Inc. 1991 Incentive Stock Option Plan (the "Plan"). By signing below, Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms and conditions set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee Hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

               REPURCHASE RIGHTS: OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE COMPANY'S SHARES OR UPON TERMINATION OF SERVICE WITH THE COMPANY. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

               No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.


------------------------------
            Date

                                   NEOVISTA SOFTWARE, INC.


                                   By:
                                       -----------------------------------------
                                        Vice President & Chief Financial Officer

                                    EXHIBIT A

                        INCENTIVE STOCK OPTION AGREEMENT

                                   WITNESSETH:

RECITALS

               A. The Board of Directors of the Company has adopted the Company's 1991 Incentive Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected employees (including officers and directors), who contribute to the financial success of the Company or its parent or subsidiary corporations.

               B. Optionee is an individual who is to render valuable services to the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Company's Common Stock (the "Optioned Shares") as is specified in the Grant Notice. The Optioned Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

               2. Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 19.

               3. Option Nontransferable; Exception. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

               4. Dates of Exercise. This option shall become exercisable for the Optioned Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable for one or more installments, the installments shall accumulate and the option shall remain exercisable for such installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement. However, this option may not be exercised on more than two (2) separate occasions per calendar year (other than for one additional exercise permissible for the calendar year in which this option expires or otherwise terminates).

               5. Accelerated Termination of Option Term. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

                      (i) Except as otherwise provided in subparagraph (ii) or
        (iii) below, should Optionee cease to be an Employee of the Company, then the period for exercising this option shall be reduced to a three
        (3)-month period commencing with the date of such cessation of Employee status, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                      (ii) Should Optionee die while this option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's cessation of Employee status or (B) the Expiration Date. Upon the expiration of such twelve (12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                      (iii) Should Optionee become disabled and cease reason thereof to be an Employee, then the Optionee shall have a period of six
        (6) months (commencing with the date of such cessation of Employee status) during which to exercise this option. However, should such disability be deemed to constitute permanent disability, then the period during which this option is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be limited to the twelve (12)-month period following the date of the optionee's cessation of Employee status by reason of such permanent disability. In no event shall this option be exercisable at any time after the Expiration Date.

                      Optionee shall be deemed to be disabled if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute permanent disability in the event that such disability is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) consecutive months. Upon the expiration of such limited period of exercisability of (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

               Note: Exercise of this option on a date later than three (3) months following cessation of Employee status due to disability will result in loss of favorable incentive stock option treatment, unless such disability constitutes permanent disability. In the event that incentive stock option treatment is not available, this option will be treated as a non-qualified stock option.

                      (iv) During the limited period for which this option is to remain exercisable in accordance with subparagraphs (i), (ii) and (iii) above, this option may be exercised in the aggregate for the lesser of
        (A) the number of Optioned Shares for which this option is, at the time of the Optionee's cessation of Employee status, exercisable in accordance with the exercise schedule specified in the Grant Notice or
        (B) the number of Optioned Shares in which Optionee is, at the time of his/her cessation of Employee status, vested in accordance with the vesting schedule specified in the Grant Notice. To the extent Optionee is not vested in the Option Shares at the time of his/her cessation of Employee status, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                      (v) For purposes of this Paragraph 5 and for all other purposes under this Agreement:

                      A. The Optionee shall be deemed to be an Employee of the Company and to continue in the Company's employ for so long as the Optionee remains in the employ of the Company or one or more of its parent or subsidiary corporations.

                      B. A corporation shall be considered to be a subsidiary corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      C. A corporation shall be considered to be a parent corporation of the Company if it is a member of an unbroken chain ending with the Company, provided each such corporation in the chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               6. Special Termination of Option.

               A. In the event of one or more of the following transactions (a "Corporate Transaction"):

                      (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                      (ii) the sale, transfer or other disposition of all of substantially all of the assets of the Company, or

                      (iii) any reverse merger in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then this option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be exercisable, unless such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof.

               B. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               7. Adjustment in Optioned Shares.

               A. In the event any change is made to the Common Stock issuable under the Plan by reason of any (i) stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration or (ii) a Corporate Transaction in which this option is either to continue or be assumed, then appropriate adjustments shall be made to (I) the class and/or number of Optioned Shares subject to this option and (II) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

               B. If this option is to be assumed in connection with a Corporate Transaction described in Paragraph 6 or is otherwise to remain outstanding, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

               8. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the Option Price.

               9. Manner of Exercising Option.

               A. In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                      (i) Execute and deliver to the Secretary of the Company a stock purchase agreement (the "Purchase Agreement") in substantially the form of Exhibit B to the Grant Notice.

                      (ii) Pay the aggregate Option Price for the purchased shares in cash or cash equivalent such as a personal check or bank draft or in any other form which the Plan Administrator may, in its discretion, approve at the time of exercise in accordance with the provision of paragraph 16 of this Agreement.(1) However, in the event the Company is at the time a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Option Price may also be paid in one of the following alternative forms:

                             1. full payment in shares of Common Stock of the
               Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined blow); or

                             2. full payment in a combination of shares of
               Common Stock of the Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check; or

                             3. full payment through a special sale and
               remittance procedure pursuant to which the Optionee is to provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable







----------------
(1) Authorization of a loan under such provisions may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

                                    EXHIBIT B

                             RIGHT OF FIRST REFUSAL

                            STOCK PURCHASE AGREEMENT

        AGREEMENT made as of this _____ day of __________________, 19__ by and among NEOVISTA SOFTWARE, INC., a California corporation (the "Corporation"), _________________________________, the holder of a stock option (the "Optionee")
under the Corporation's 1991 Incentive Stock Option Plan and
_____________________________, the Optionee's spouse.

I.   EXERCISE OF OPTION

        1.1 Exercise. Optionee hereby purchases __________ shares of the Corporation's Common Stock ("Purchased Shares") pursuant to that certain option ("Option") granted Optionee on ______________________, 19__, ("Grant Date") to
purchase up to __________ shares of the Corporation's Common Stock ("Total Purchasable Shares") under the Corporation's 1991 Incentive Stock Option Plan ("Plan") at an option price of $_________ per share ("Option Price").

        1.2 Payment. Concurrently with the delivery of this Agreement to the Corporate Secretary of the Corporation, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Corporation and Optionee evidencing the Option ("Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

        1.3 Delivery of Certificates. The certificates representing the Purchased Shares hereunder shall be held in escrow by the Corporate Secretary of the Corporation in accordance with the provisions of Article VII.

        1.4 Shareholder Rights. Until such time as the Corporation actually exercises its repurchase right, rights of first refusal or special purchase right under this Agreement, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow under Article VII, subject, however, to the transfer restrictions of Article IV.

II.  SECURITIES LAW COMPLIANCE

        2.1 Exemption from Registration. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being issued to Optionee in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby acknowledges previous receipt of a copy of the documentation for such Plan in the form of Exhibit C attached to the accompanying Notice of Grant of Stock Option (the "Grant Notice") accompanying the Option Agreement.

        2.2 Restricted Securities.

               A. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.

               B. Upon the expiration of the ninety (90)-day period immediately following the date on which the Corporation first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Purchased Stares, to the extent vested wader Article V, may be sold (without registration) pursuant to the applicable requirements of Rule
144. If Optionee is at the time of such sale an affiliate of the Corporation for purposes of Rule 144 or was such an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market-maker sale requirement and the requisite notice to the Securities and Exchange Commission); however, the two-year holding period requirement of the Rule will not be applicable. If Optionee is not at the time of the sale an affiliate of the Corporation nor was such an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market-maker sale requirement for Purchased Shares held for less than three (3) years following payment in cash of the Option Price therefore) will be applicable to the sale.

               C. Should the Corporation not become subject to the reporting requirements of the Exchange Act, then Optionee may, provided he/she is not at the time an affiliate of the Corporation (nor was such an affiliate during the preceding three (3) months), sell the Purchased Shares (without registration) pursuant to paragraph (k) of Rule 144 after the Purchased Shares have been held for a period of three (3) years following the payment in cash of the Option Price far such shares.

        2.3 Disposition of Shares. Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares (other than a permitted transfer under paragraph 4.1) unless and until there is compliance with all the following requirements:

               (a) Optionee shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

               (b) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

               (c) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

               (d) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares pursuant to the provisions of the Commissioner Rules identified in paragraph 2.5.

        The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

        2.4 Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including one or both of the following legends:

               (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a `no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

               (ii) "It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules."

               (iii) "The shares represented by this certificate are unvested and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ______________, 19__ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grains certain repurchase rights and rights of first refusal to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Corporation's shares or upon termination of service with the Corporation. The Corporation will upon written request furnish a copy of such agreement to the holder hereof without charge."

        2.5 Receipt of Commissioner Rules. Optionee hereby acknowledges receipt of a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached as Exhibit II to this Agreement.

III. SPECIAL TAX ELECTION

        3.1 Conditional Section 83(b) Election Applicable to the Exercise of an Incentive Stock Option. The Purchased Shares are acquired hereunder pursuant to the exercise of an incentive stock option under the Federal tax laws, as specified in the Grant Notice; therefore, the following tax principles shall be applicable to the Purchased Shares:

               A. For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

               B. The excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (ii) the Option Price paid for the Purchased Shares will be includible in the Optionee's taxable income for alternative minimum tax purposes.

               C. If the Optionee makes a disqualifying disposition of the Purchased Shares, the Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over
(ii) the Option Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

               D. For purposes of the foregoing, the term "forfeiture restrictions" will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article V of this Agreement. The term "disqualifying disposition" means any sale or other disposition(2) of the Purchased Shares within two (2) years after the Grant Date or within one (1) years after the execution date of the Agreement.

               E. In the absence of final Treasury Regulations relating to incentive stock options, it is not certain whether the Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Section 83(b) of the Code which would limit (I) the Optionee's alternative minimum taxable income upon exercise and (II) the Optionee's ordinary income upon a disqualifying disposition, to the excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised over (ii) the Option Price paid for the Purchased Shares. THE APPROPRIATE FORM FOR MAKING SUCH A PROTECTIVE ELECTION IS ATTACHED AS EXHIBIT III TO THE AGREEMENT AND MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN THIRTY (30) DAYS AFTER THE DATE OF THIS AGREEMENT. HOWEVER, SUCH ELECTION IF PROPERLY FILED WILL ONLY BE ALLOWED TO THE EXTENT THE FINAL TREASURY REGULATIONS PERMIT SUCH A PROTECTIVE ELECTION.

        3.2 OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER


----------------
(2) Generally, a disposition of shares purchased under an incentive stock option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the optionee's spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the Code.

BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Optionee must retain two (2) copies of the completed form for filing with his or her State and Federal tax returns for the current tax year and an additional copy for his or her record.

V.   TRANSFER RESTRICTIONS

        4.1 Restriction on Transfer. Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Corporation's Repurchase Right under Article V. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation's First Refusal Right under Article VI. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue, provided and only if the Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to the Optionee's will or the laws of interstate succession or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Optionee in connection with the acquisition of the Purchased Shares.

        4.2 Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) both the Corporation's Repurchase Right and the Corporation's First Refusal Right granted hereunder, and (ii) the market stand-off provisions of paragraph 4.4, to the same extent such shares would be so subject if retained by the Optionee.

        4.3 Definition of Owner. For purposes of Article IV, V, VI and VII of this Agreement, the term "Owner" shall include the Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with paragraph 4.1.

        4.4 Market Stand-Off Provisions.

               A. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of a final prospectus for the offering as may requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. The limitations of this paragraph 4.4 shall retrain in effect for the two-year period immediately following the effective date of the Corporation's initial public offering and shall thereafter terminate and cease to have any force or effect.

               B. Owner shall be subject to the market stand-off provisions of this paragraph 4.4 provided and only if the officers and directors of the Corporation are also subject to similar arrangements.

               C. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected as a class without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this paragraph 4.4, to the same extent the Purchased Shares are at such time covered by such provisions.

               D. In order to enforce the limitations of this paragraph 4.4, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

V.   REPURCHASE RIGHT

        5.1 Grant. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Option Price all or (at the discretion of the Corporation and with the consent of the Optionee) any portion of the Purchased Shares in which the Optionee has not acquired a vested interest in accordance with the vesting provisions of paragraph 5.3 (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, the Optionee shall be deemed to remain in Service for so long as the Optionee continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as an employee or a consultant.

        5.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner o the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph
5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, such certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph 7.3 or from Owner as herein provided), pay Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Option Price previously paid for the Unvested Shares which are to be repurchased.

        5.3 Termination of the Repurchase Right. The Repurchase right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Optionee vests in accordance with the vesting schedule specified in the Grant Notice. All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the First Refusal of the Corporation and its assignees under Article VI, (ii) the market stand-off provisions of paragraph 4.4 and (iii) the Special Right under Article VIII.

        5.4 Aggregate Vesting Limitation. If the Option is exercised in more than one increment so that the Optionee is a party to one or more other Stock Purchase Agreements ("Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which the Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which the Optionee would otherwise at the time be vested, in accordance with the vesting provisions of paragraph 5.3, had all the Purchased Shares been acquired under this Agreement.

        5.5 Fractional Shares. No Fractional shares shall be purchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting provisions of paragraph 5.3) at the time the Optionee ceases Service, then such fractional share shall be added to any fractional share in which the Optionee is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

        5.6 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities of property shall be made to the number of Purchased Shares and Total Purchasable Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

        5.7 Corporate Transaction.

               A. Immediately prior to the consummation of one or more of the following stockholder-approved transactions (a "Corporate Transaction"):

                      (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated, or

                      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

                      (iii) any reverse merger to which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to persons different from those who held the stock immediately prior to such merger, the Repurchase Right shall automatically lapse in its entirety, and the Optionee shall thereupon acquire a vested interest in all the Purchased Shares, except to the extent the Repurchase Right is to be assigned to the successor corporation (or its parent company) in connection with such Corporate Transaction.

               B. To the extent the Repurchase Right remains in effect following such Corporate Transaction, such right shall apply to the new capital stock or other property (including cash) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

VI.  RIGHT OF FIRST REFUSAL

        6.1 Grant. The Corporation is hereby granted the right of first refusal ("First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which the Optionee has vested in accordance with the vesting provisions of Article V. For purposes of this Article VI, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 4.1.

        6.2 Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for the transfer of any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly (i) deliver to the Corporate Secretary of the Corporation written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and IV of this Agreement.

        6.3 Exercise of Right. The Corporation (or its assignees) shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified in the Disposition Notice. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25) day exercise period. If such right is exercised with respect to any or all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and delivered to the Corporation for purchase.

        Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Corporation. The closing shall then be held on the later of (i) the fifth business day following the delivery of the Exercise Notice, or (ii) the fifth business day after such cash valuation shall have been made.

        6.4 Non-Exercise of Right. In the event the Exercise Notice is not given to Owner within twenty-five (25) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party offeror shall acquire the Target Shares free and clear of the Corporation's Repurchase Right under Article V and the Corporation's First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of paragraph 2.2(A) and (ii) the market stand-off restrictions of paragraph 4.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30) day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 6.7.

        6.5 Partial Exercise of Right. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

               (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.4, as if the Corporation did not exercise the First Refusal Right hereunder; or

               (ii) sale to the Corporation (or its assignees) of the portion of the Target shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 6.3.

               Failure of Owner to deliver timely notification to the Corporation under this paragraph 6.5 shall be deemed to be an election by owner to sell the Target Shares pursuant to alternative (i) above.

        6.6 Recapitalization/Corporate Transaction.

               (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

               (b) In the event of one or more of the following transactions (a "Corporate Transaction"):

                      (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporations incorporation;

                      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

                      (iii) any reverse merger in which the Corporation is the surviving entity but in which one or more shares of the Corporation's outstanding voting stock are transferred to persons different from those who held the shares immediately prior to such merger, the Corporation's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right.

        6.7 Lapse. The First Refusal Right under this Article V1 shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation's Common Stock in the aggregate amount of at least $5,000,000. However, the market stand-off restrictions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

VII  ESCROW

        7.1 Deposit. Upon issuance, the certificates for any unvested Shares purchased hereunder shall be deposited in escrow with the Corporate Secretary of the Corporation to be held in accordance with the provisions of this Article
VII. Each deposited certificate shall be accompanied by an duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporate Secretary pursuant to the requirements of the Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph 7.3. Upon delivery of the certificates (or other assets and securities) to the Corporate Secretary of the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow.

        7.2 Recapitalization. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other proper which is by reason of such transaction distributed with respect to the Unvested Shares shall immediately delivered to the Corporate Secretary to be held in escrow under this Article VII, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph 7.1.

        7.3 Release/Surrender. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

               (i) Should the Corporation (or its assignees) elect to exercise the Repurchase Right under Article V with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Corporation concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Option Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

               (ii) Should the Corporation (or its assignees) elect to exercise its First Refusal Right under Article VI with respect to any vested Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall, concurrently with the payment of the paragraph 6.3 purchase price for such Target Shares to the Owner, be surrendered to the Corporation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).

               (iii) Should the Corporation (or its assignees) elect not to exercise its First Refusal Right under Article VI with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Owner for disposition in accordance with provisions of paragraph 6.4

               (iv) As the interest of the Optionee in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article V, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

                      a. The initial release of vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the initial twelve (12) month period measured from the Grant Date.

                      b. Subsequent releases of vested shares (or other vested assets and securities) from escrow shall be effected at semi-annual intervals thereafter, with the first such semi-annual release to occur eighteen (18) months after the Grant Date,

                      c. Upon the Optionee's cessation of Service, any escrowed Purchased Shares (or other assets or securities) in which the Optionee is at the time vested shall be promptly released from escrow.

                      d. Upon any earlier termination of the Corporation's Repurchase Right in accordance with the applicable provisions of Article V, any Purchased Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

               (v) All Purchased Shares (or other assets or securities) released from escrow in accordance with the provisions of subparagraph (iv) above shall nevertheless remain subject to (I) the Corporation's First Refusal Right under
Article VI until such right lapses pursuant to paragraph 6.7, (II) the market stand-off provisions of paragraph 4.4 until such provisions terminate in accordance therewith and (III) the Special Purchase Right under Article VIII.

VIII. MARITAL DISSOLUTION OR LEGAL SEPARATION

        8.1 Grant. In connection with the dissolution of the Optionee's marriage or the legal separation of the Optionee and the Optionee's spouse, the Corporation shall have the right (the "Special Purchase Right"), exercisable at any time during the thirty (30)-day period following the Corporation's receipt of the required Dissolution Notice under paragraph 8.2, to purchase from the Optionee's spouse, in accordance with the provisions of paragraph 8.3, all or any portion of the Purchased Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

        8.2 Notice of Decree or Agreement. The Optionee shall promptly provide the Secretary of the Corporation with written notice ("Dissolution Notice") of
(i) the entry of any judicial decree or order resolving the property rights of the Optionee and the Optionee's spouse to connection with their marital dissolution or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Optionee and the Optionee's spouse which provides for the award to the spouse of one or more Purchased Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

        8.3 Exercise of Special Purchase Right. The Special Purchase Right shall be exercisable by delivery of written notice ("Purchase Notice") to the Optionee and the Optionee's spouse within thirty (30) days after the Corporation's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased by the Corporation, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the fair market value to be paid for such Purchased Shares. The Optionee (or the Optionee's spouse, to the extent such spouse has physical possession of the Purchased Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Corporate Secretary of the Corporation the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. To the extent any of the shares to be purchased by the Corporation are at the time held in escrow under Article VII, the certificates for such shares shall be promptly delivered out of escrow to the Corporation. The Corporation shall, concurrently with the receipt of such stock certificates, pay to the Optionee's spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.

        If the Optionee's spouse does not agree with the fair market value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Corporation in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Corporation and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Corporation and the Optionee's spouse. The closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than fifteen percent (15%) greater than the fair market value specified for the shares in the Purchase Notice, the Corporation shall have the right, exercisable prior to the expiration of such five (5) business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

        8.4 Lapse. The Special Purchase Right under this Article VIII shall lapse and cease to have effect upon the earlier to occur of (i) the first date on which the First Refusal Right under Article VI lapses or (ii) the expiration of the thirty (30)-day exercise period specified in paragraph 8.3, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.

IX.  GENERAL PROVISIONS

        9.1 Assignment. The Corporation may assign its Repurchase Right under
Article V, its First Refusal Right Article VI and/or its Special Purchase Right under Article VIII to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

        If the assignee of the Repurchase Right is other than a one hundred percent (100%) owned subsidiary corporation of the Corporation or the parent corporation owning one hundred percent (100%) of the Corporation, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for the Unvested Shares thereunder.

        9.2 Definitions. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

               (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        9.3 No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict to any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

        9.4 Notices. Any notice required in connection with (i) the Repurchase Right, the Special Purchase Right or the First Refusal Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 9.4 to all other parties to this Agreement.

        9.5 No Waiver. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right granted under Article V, or the failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under Article VI or the failure of the Corporation (or its assignees) in any instance to exercise the Special Purchase Right granted under Article VIII, shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Optionee or the Optionee's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

        9.6 Cancellation of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

X.   MISCELLANEOUS PROVISIONS

        10.1 Option Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

        10.2 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express teams and provisions of the Plan.

        10.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.

        10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be in original, but all of which together shall constitute one and the same instrument.

        10.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

        10.6 Power of Attorney. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                         NEOVISTA SOFTWARE, INC.


                                         By:
                                             -----------------------------------

                                         Title:

                                         Address:
                                                  ------------------------------

                                         ---------------------------------------

                                         Optionee*

                                         Address:
                                                  ------------------------------

                                         ---------------------------------------













----------------------
*I have received, completed, executed and retained the applicable I.R.C. Section 83(b) election attached to this Agreement. As set forth in Article III, I understand that I, and not the Company, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty
(30) days after the date of the Agreement, I will not be entitled to the tax benefits provided by Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain two (2) copies of the completed form for filing with my state and federal tax returns for the current tax year and an additional copy for my records.


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